UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2017

JIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35367	42-1515522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Orchard City Drive, Suite 100

Campbell, California 95008

(Address of principal executive offices, including zip code)

(669)-282-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Related Transactions

On April 30, 2017, Jive Software, Inc., a Delaware corporation (the “Company”), Wave Systems Corp., a Delaware corporation (“Parent”), and Jazz MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $5.25 per share, net to the holder thereof in cash (the “Offer Price”), without interest.

The consummation of the Offer will be conditioned on (i) a majority of all shares of the Company’s outstanding common stock having been validly tendered into (and not withdrawn from) the Offer prior to the scheduled expiration date of the Offer, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States and (iii) other customary conditions. The Offer is not subject to a financing condition.

Following the consummation of the Offer, subject to customary conditions, Acquisition Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approvals. In the Merger, each outstanding share of the Company’s common stock (other than shares owned by Parent, Acquisition Sub or the Company, or any of their respective wholly owned subsidiaries, or shares with respect to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes.

Each option to purchase the Company’s common stock under the Company’s 2007 Stock Incentive Plan, as amended, or the Company’s 2011 Equity Incentive Plan (such plans, the “Company Stock Plans” and such option, a “Company Option”) that is outstanding, whether or not vested, immediately prior to the Effective Time (as defined in the Merger Agreement), will be cancelled and converted into the right to receive, in exchange for the cancellation of such Company Option, an amount in cash, without interest and less applicable tax withholdings, equal to the (i) the Offer Price, less the per share exercise price of such Company Option, multiplied by (ii) the total number of shares of the Company’s common stock issuable upon exercise in full of such Company Option (the “Company Option Consideration”). If the per share exercise price of any Company Option is equal to or greater than the Offer Price, such Company Option will be cancelled without cash payment.

The Company Option Consideration with respect to Vested Company Options (as defined in the Merger Agreement) will be paid to the holders of such Vested Company Options no later than the second payroll date following the Effective Time. Except as described herein and in the Merger Agreement, the Company Option Consideration with respect to Unvested Company Options (as defined in the Merger Agreement) will be subject to the same restrictions and vesting arrangements (including the continued employment or services of the holder) that were applicable to such Unvested Company Options immediately prior to the Effective Time and will become payable by Parent or the surviving corporation no later than the second payroll date following the date such Unvested Company Options would have become vested under the vesting schedule in place for the Unvested Company Options immediately prior to the Effective Time (subject to the restrictions and other terms of the vesting schedule). If any Continuing Employee (as defined in the Merger Agreement) is terminated by Parent, the surviving corporation, or any affiliate of Parent, prior to the one (1) year anniversary of the Effective Time for any reason other than for Cause (as defined in the Merger Agreement), such holder of Unvested Company Options will be entitled to receive, payable on the second payroll date following such termination, the greater of the Company Option Consideration attributable to such Unvested Company Option (i) had such Unvested Company Option vested until the one (1) year anniversary of the Effective Time and (ii) had the vesting accelerated pursuant to existing acceleration provisions with respect to the Unvested Company Option as set forth in the Unvested Company Option’s award agreement.

As of the Effective Time, each Company Restricted Stock Unit (“Company RSU”) award that is outstanding under the Company Stock Plans as of immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive, in exchange for the cancellation of such Company RSU, an amount in cash, without interest and less applicable tax withholdings, equal to (i) the Offer Price multiplied by (ii) the total number of shares of the Company’s common stock subject to such Company RSU award (the “Company RSU Consideration”).

The Company RSU Consideration with respect to Vested Company RSUs (as defined in the Merger Agreement) will be paid to holders of such Vested Company RSUs no later than the second Company payroll date following the Effective Time. Except as described herein and in the Merger Agreement, the Company RSU Consideration with respect to Unvested Company RSUs (as defined in the Merger Agreement) will be subject to the same restrictions and vesting arrangements (including the continued employment or services of the holder) that were applicable to such Unvested Company RSUs immediately prior to the Effective Time and will become payable by Parent or the surviving corporation no later than the second payroll date following the date such Unvested Company RSUs would have become vested under the vesting schedule in place for such Unvested Company RSUs immediately prior to the Effective Time (subject to the restrictions and other terms of the vesting schedule). If any Continuing Employee is terminated by Parent, the surviving corporation, or any affiliate of Parent, prior to the one (1) year anniversary of the Effective Time for any reason other than for Cause, such holder of Unvested Company RSUs will be entitled to receive, payable on the second payroll date following such termination, the greater of the Company RSU Consideration attributable to such Unvested Company RSU (i) had such Unvested Company RSU vested until the one (1) year anniversary of the Effective Time and (ii) had the vesting accelerated pursuant to existing acceleration provisions with respect to the Unvested Company RSU as set forth in the Unvested Company RSU’s award agreement.

The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or otherwise facilitate any alternative Acquisition Proposals (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited Acquisition Proposal, provided that the Company’s board of directors has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties. The Company is also permitted to change its recommendation in favor of the Merger or to terminate the Merger Agreement in order to accept an unsolicited Superior Proposal (as defined in the Merger Agreement) (subject to compliance with the procedures set forth in the Merger Agreement), provided that the Company’s board of directors has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties. Parent has the right to match any alternative Acquisition Proposal so that such proposal fails to be a Superior Proposal, which would allow the Company to terminate the Merger Agreement. If the Company is permitted to terminate the Merger Agreement and does so, under such circumstances, the Company must pay Parent, concurrently with such termination, a $10.0 million termination fee. In addition, this termination fee is payable by the Company to Parent under other specified circumstances and in certain circumstances Parent is entitled to reimbursement of expenses incurred in connection with the transaction contemplated in the Merger Agreement.

Concurrently with the execution of the Merger Agreement, ESW Capital, LLC, a Delaware limited liability company and the parent company of Parent (“Guarantor”), entered into a limited guaranty in favor of the Company guaranteeing certain payment obligations of Parent and Acquisition Sub under the Merger Agreement, including the obligation to fund the consideration due to Company stockholders in the Offer and the Merger.

Concurrently with the execution of the Merger Agreement, each of the members of the Board and the named executive officers of the Company, in their respective capacities as stockholders of the Company, entered into a Tender and Support Agreement with Parent and Acquisition Sub (the “Support Agreement”), pursuant to which the signatories have agreed, among other things, to tender their respective shares of the Company’s common stock (including those owned through the exercise or settlement of Company Options or Company RSUs) (the “Subject Securities”) into the Offer and, during the period from the date of such Support Agreement through the earlier of (i) the date upon which the Merger Agreement is validly terminated, (ii) the Effective Time, (iii) the date of entry into an amendment or modification to the Merger Agreement or any waiver of the Company’s rights under the Merger Agreement that reduces the amount, changes the form of, or otherwise reduces the consideration to be received in the Offer or the Merger, and (iv) the mutual written consent of Parent, Acquisition Sub and stockholders holding a majority of the Subject Securities (the “Support Period”), to not vote any of their Subject Securities in favor of any alternative Acquisition Proposals.

Shares held by the signatories to the Support Agreements that are eligible to be tendered into the Offer represent, in the aggregate, approximately 2% of the Company’s common stock outstanding on the date of the Merger Agreement (excluding common stock issuable upon exercise of Company Options or vesting of Company RSUs). Each of the Support Agreements will terminate upon the termination or expiration of the Support Period.

The foregoing descriptions of the Merger Agreement and Support Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and the Support Agreement, the form of which is attached as Exhibit 99.2, and in each case is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Acquisition Sub. The Merger Agreement contains representations and warranties by each of Parent, Acquisition Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been modified, qualified or excepted in the Merger Agreement by information in confidential disclosure letter provided by the Company in connection with the signing of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Agreement.

Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Acquisition Sub.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 30, 2017, the Board approved the amendment and restatement of the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”), which became effective immediately. The Bylaw Amendment added a new provision to the Company’s Bylaws that designates the state and federal courts located within the state of Delaware as the sole and exclusive forum for certain legal actions, unless the Company consents in writing to the selection of an alternative forum. The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Bylaw Amendment, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 1, 2017, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Jive by Parent, Acquisition Sub will commence a tender offer for all of the outstanding shares of Jive. Such tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Jive, nor is it a substitute for the tender offer materials that Parent, Acquisition Sub and Guarantor will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Parent, Acquisition Sub and Guarantor will file tender offer materials on Schedule TO with the SEC, and Jive will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY JIVE’S STOCKHOLDERS

BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to Jive’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Jive by contacting Jive at lisa.jurinka@jivesoftware.com or jason.khoury@jivesoftware.com, by phone at (415) 580-4738 or (650) 847-8308, or by visiting Jive’s website (www.jivesoftware.com). In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. JIVE’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION.

Forward Looking Statements

This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as Jive’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer, as well as those described in cautionary statements contained elsewhere herein and in Jive’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in Jive’s most recent annual report on Form 10-K, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by Parent and Acquisition Sub, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Jive. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect Jive’s expectations as of the date of this report. While Jive may elect to update any such forward-looking statements at some point in the future, Jive specifically disclaims any obligation to do so, even if our expectations change, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Wave Systems Corp., Jazz MergerSub, Inc. and Jive Software, Inc. dated as of April 30, 2017. (Certain schedules and annexes referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request.)

3.1	Second Amended and Restated Bylaws of the Company.

99.1	Press Release of Jive Software, Inc., dated May 1, 2017.

99.2	Form of Tender and Support Agreement, by and among Wave Systems Corp., Jazz MergerSub, Inc. and certain directors and executive officers of Jive Software, Inc., dated as of April 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIVE SOFTWARE, INC.

Dated: May 1, 2017	By:	/s/ Elisa Steele
Elisa Steele
Chief Executive Officer & Director

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Wave Systems Corp., Jazz MergerSub, Inc. and Jive Software, Inc. dated as of April 30, 2017. (Certain schedules and annexes referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request.)

3.1	Second Amended and Restated Bylaws of the Company.

99.1	Press Release of Jive Software, Inc., dated May 1, 2017.

99.2	Form of Tender and Support Agreement, by and among Wave Systems Corp., Jazz MergerSub, Inc. and certain directors and executive officers of Jive Software, Inc., dated as of April 30, 2017.